FOR IMMEDIATE RELEASE

Contact:       Valerie Brodie
               Director, Investor Relations
               949/585-4293
               vbrodie@epicor.com


               EPICOR REPORTS FIRST QUARTER 2000 FINANCIAL RESULTS

        IRVINE, Calif., April 27, 2000 - Epicor Software Corporation (NASDAQ:
EPIC), today reported its financial results for the first quarter ended March 31, 2000. Revenues for the first quarter were $56.6 million, compared with $66.1 million for the first quarter 1999. Net loss for the quarter was $8.9 million or $0.22 per share, compared with a net income for the same period last year of $2.1 million or $0.05 per share.

        The company's balance sheet as of March 31, 2000 showed cash, cash equivalents and short-term investments of $16.7 million, accounts receivable of $77.9 million and deferred revenue of $42.4 million.

        The company has continued its aggressive measures to control costs and streamline its operating processes, which is evidenced by a sequential decrease in operating expenses from approximately $52.8 million before charges in the fourth quarter of 1999 to $38.4 million in the first quarter of 2000.

        The company believes that the first quarter 2000 revenues were negatively impacted by an unanticipated lag in demand following Y2K as customers continued to postpone IT expenditures for enterprise systems, particularly in the manufacturing sector.

        The reported loss of $0.22 per share for the quarter was attributable primarily to the combined impact on gross margins of lower than expected license revenue and the trailing effect of lower license revenues in prior quarters resulting in lower service revenues this quarter.

        During the first quarter, the company completed several strategic objectives aimed at providing its midmarket customers with affordable Internet-driven solutions. These included the launch of the "e by Epicor" Internet-enabled, integrated front office and back office solution; delivery of the first version of Epicor's eCommerce StoreFront solution; and strategic alliances with Clarus Corporation to provide integrated web-based B2B procurement and trading


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                             Epicor Reports First Quarter 2000 Financial Results
                                                                          Page 2


exchange solutions to the midmarket, and with Ultimate Software to provide integrated human resource and payroll solutions.

        "While we are still in a transition period refining our business model, we are pleased with the progress we have made in aggressively reducing operating expenditures," said Rick Roll, president and chief operating officer. "As we have seen this quarter, the industry-wide demand for traditional enterprise systems following the Y2K slowdown will take longer to rebound than originally anticipated. We continue to see strong interest in our front office products and are beginning to see interest in our newly released eBusiness, eCommerce, eProcurement and B2B trading exchange solutions."

ABOUT EPICOR SOFTWARE CORPORATION

        Epicor is the largest enterprise software supplier focused exclusively on the real-world requirements of midmarket companies. Epicor delivers business performance solutions, including integrated front office, back office and eBusiness capabilities, that enable companies to automate on their own terms and outperform their competition by capitalizing on customer relationships, while minimizing the risks and upheaval of conventional enterprise resource planning
(ERP) systems.

        Founded in 1984, Epicor is ranked among the industry's ten largest enterprise business solutions providers by industry analysts, with more than 10,000 enterprise customers worldwide. Epicor is headquartered at 195 Technology Drive, Irvine, California, 92618. More information about Epicor, its products and services is available by calling (949) 585-4000 or visiting Epicor's Web site at www.epicor.com.


                                      # # #

Epicor is a trademark of Epicor Software Corporation. Platinum is a registered trademark of PLATINUM technology International, Inc. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

The foregoing statements regarding industry or market trends, demand for the company's products and expected operating results which are not historical fact are "forward-looking statements" that involve risks and uncertainties and actual results may differ materially. Such risks and uncertainties include but are not limited to achieving operating results and margins; fluctuations in demand for the company's products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades, the impact of competitive products and pricing, and the discovery of undetected software errors and other factors discussed in the company's Annual report on Form 10-K, for the period ending December 31, 1999, at pages 16-22. As a result of these factors the business or prospects expected by the company as part of this announcement may not occur. The company undertakes no obligation to revise or update publicly any forward-looking statements. Please refer to the company's

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                             Epicor Reports First Quarter 2000 Financial Results
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subsequent filings with the Securities Exchange Commission on Form 10-Q for further information on the business and other risks that the company faces.


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                             Epicor Reports First Quarter 2000 Financial Results
                                                                          Page 4


                           EPICOR SOFTWARE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                            MARCH 31,      DECEMBER 31,
                                                               2000           1999
                                                           -----------     -----------
                                                           (Unaudited)      (Audited)
ASSETS
Current assets:
  Cash and cash equivalents                                 $  13,255       $  18,221
  Short-term investments                                        3,447          12,154
  Accounts receivable, net                                     77,871          75,263
  Prepaid expenses and other                                   11,042           8,984
                                                            ---------       ---------
    Total current assets                                      105,615         114,622

Property and equipment, net                                    15,992          16,650
Software development costs, net                                10,983           9,083
Intangible assets, net                                         24,046          25,668
Other assets                                                    3,753           4,154
                                                            ---------       ---------
Total assets                                                $ 160,389       $ 170,177
                                                            =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                          $  12,416       $  14,591
  Accrued expenses                                             29,946          32,801
  Accrued merger and restructuring costs                        8,281          11,562
  Deferred revenue                                             42,409          39,017
                                                            ---------       ---------
    Total current liabilities                                  93,052          97,971
                                                            ---------       ---------
Long-term liabilities                                             362             400
                                                            ---------       ---------
Stockholders' equity:
  Preferred stock                                               7,501           7,501
  Common stock                                                     42              41
  Additional paid-in capital                                  240,921         237,536
  Less: notes receivable from officers for issuance of
    restricted stock                                          (10,114)        (11,269)
  Accumulated other comprehensive loss                         (2,080)         (1,590)
  Accumulated deficit                                        (169,295)       (160,413)
                                                            ---------       ---------
    Total stockholders' equity                                 66,975          71,806
                                                            ---------       ---------
Total liabilities and stockholders' equity                  $ 160,389       $ 170,177
                                                            =========       =========


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                           EPICOR SOFTWARE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                THREE MONTHS ENDED
                                                     MARCH 31,
                                           -----------------------
                                              2000         1999
                                           --------       -------
Revenues:
   License fees                            $ 20,645       $25,638
   Services                                  34,866        38,702
   Other                                      1,100         1,765
                                           --------       -------
    Total revenues                           56,611        66,105

Cost of revenues                             27,487        28,004
                                           --------       -------
Gross profit                                 29,124        38,101

Operating expenses:
   Sales and marketing                       20,685        20,645
   Software development                       5,746         5,559
   General and administrative                11,974        10,539
                                           --------       -------
    Total operating expenses                 38,405        36,743
                                           --------       -------

Income (loss) from operations                (9,281)        1,358
Other income (expense), net                     400         1,083
                                           --------       -------
Income (loss) before income taxes            (8,881)        2,441
Provision for income taxes                        -           366
                                           --------       -------
Net income (loss)                          $ (8,881)      $ 2,075
                                           ========       =======

Net income (loss) per share - basic        $   (.22)      $   .05
Net income (loss) per share - diluted      $   (.22)      $   .05

Common shares outstanding - basic            41,262        40,433
Common shares outstanding - diluted          41,262        41,935


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